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                                                             EXHIBIT 23.02

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated March 8, 1996, relating to the financial statements of CFX, Inc., and our report dated August 28, 1997, relating to the financial statements of H&H Flowers, Inc. d/b/a LaFleurette, which appear in such Prospectus. We also consent to the references to us under the heading "Experts."

  /s/ Madsen, Sapp, Mena, Rodriguez &
               Co., P.A.
_____________________________________
 Madsen, Sapp, Mena, Rodriguez & Co.,
                 P.A.

Plantation, Florida
May 7, 1998